EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Announces Non-Binding Letter Agreement for Acquisition by Waterton Precious Metals Fund II Cayman, LP and Private Placement Financing

Coeur d’Alene, Idaho – September 15, 2015 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) is pleased to announce that it has signed a non-binding Letter Agreement (“Letter Agreement”) with an effective date of September 13, 2015, pursuant to which Waterton Precious Metals Fund II Cayman, LP (together with its subsidiaries and affiliated and associated entities, “Waterton”) has offered to acquire all of the issued and outstanding shares of Timberline’s common stock for cash consideration of US$0.58 per Timberline share (the “Transaction”).  The structure of the proposed Transaction remains to be determined, and the consummation of the Transaction is subject to completion of due diligence, execution of definitive agreements, Board and regulatory approvals, and other customary closing conditions.

In connection with the Transaction, Timberline and Waterton have agreed that Waterton will subscribe for 1,331,861 common shares of Timberline on a private placement basis at a price of US$0.375 per share for total proceeds of US$499,447.87 (the “Private Placement”).  This represents approximately 9.9% of Timberline's outstanding common shares after giving effect to the Private Placement.  The Private Placement is binding and expected to close no later than September 23, 2015, subject to the satisfaction of certain regulatory requirements, but is not contingent on completion of the Transaction.  Waterton will have the right to maintain its pro rata ownership position in Timberline in the event the Transaction is not completed.

Kiran Patankar, President and CEO of Timberline commented, “We are very pleased to announce this agreement with Waterton, which addresses Timberline’s immediate financing requirements and, subject to completion of the Transaction, also provides cash consideration to Timberline shareholders at a significant premium to the current trading price in a difficult market for junior gold companies.”

Cheryl Brandon, Partner and head of Investment Management of Waterton’s investment adviser said, “We are very pleased to have reached an agreement with the board and management of Timberline. The acquisition of Timberline's assets in Nevada will enhance Waterton's existing portfolio of high-quality development properties in the region.”

Proposed Transaction Highlights

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Acquisition price of US$0.58 per share represents a 76% premium to Timberline’s closing price of US$0.33 per share on September 11, 2015 and a 79% premium to the Company’s 20-day Volume Weighted Average Price (“VWAP”)

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The cash consideration being provided by Waterton offers Timberline shareholders certainty in a difficult market environment for gold exploration and development companies

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The Private Placement financing of US$499,447.87 significantly de-risks the Company financially in the event the Transaction does not proceed

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Waterton has a proven recent track record of acquiring Nevada gold assets and has a strong strategic interest in advancing both the Talapoosa and Eureka projects

Proposed Transaction Overview

Pursuant to the Letter Agreement, Timberline has granted Waterton an exclusivity period (“Exclusivity Period”) until 30 days following receipt of certain due diligence materials to complete its due diligence review and for the execution of definitive agreements, which may include Lock-up Agreements with each of the Directors and Officers of Timberline and a Support Agreement.  Timberline has also granted Waterton customary deal protections including a 5% break fee payable in the event Timberline enters into an alternative transaction within a 90-day period following expiry of the Exclusivity Period.

Advisors

With respect to the Transaction, Macquarie Capital Markets Canada Ltd. is serving as exclusive financial advisor to Timberline, McMillan LLP is serving as the Company’s US Counsel and Miller Thomson LLP is serving as the Company’s Canadian Counsel.

About Timberline

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its recently optioned Talapoosa project in Lyon County where the Company has completed and disclosed a positive preliminary economic assessment.  Timberline also controls the 23 square-mile Eureka project lying on the Battle Mountain-Eureka gold trend.  At Eureka, the Company continues to advance its gold resource at the Lookout Mountain project area, and has recently completed a drill program at the Windfall project area.  Exploration potential occurs within three separate structural trends defined by distinct geochemical gold anomalies.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former producers, as well as a 50% carried-to-production interest in the Butte Highlands high-grade underground gold project in Montana.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

About Waterton

Waterton is a leading mining-focused private equity firm dedicated to developing high quality precious and base metals projects located in stable jurisdictions. Waterton’s cross-functional, fully-integrated, in house team of professionals have significant mining, financial and legal expertise. Waterton’s proactive approach to asset management, significant sector knowledge and ability to leverage extensive industry relationships has resulted in a strong track record of managing investments in the metals sector. Additional information about Waterton is available online at www.watertonglobal.com.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance, and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to: statements regarding Waterton’s acquisition of the Company’s common stock, the closing date, terms, or the consummation of the Private Placement of the Company’s common stock,  de-risking of the Company, Waterton’s interest in advancing the Talapoosa and Eureka projects, completion of due diligence, completion of definitive agreements including lock-up and support agreements,  advancing development projects in Nevada, and exploration potential at Eureka.  When

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used herein, the words "anticipate," "believe," "estimate," "upcoming," "plan," "target", "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those risks set forth in this press release under the heading "Risks", risks related to exploration projects, risks related to mining activities, risks related to potential future transactions, risks related to the Company continuing as a going concern, risks related to the ability to finance any payment due at the exercise of the Talapoosa option, risks related to project development decisions, risks related to mineral resource estimates and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2014.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information at Timberline Please Contact:

Kiran Patankar

President and Chief Executive Officer

Tel: 208-664-4859

E-mail: info@timberline-resources.com

Website: www.timberline-resources.com

For Further Information at Waterton Please Contact:

Riyaz Lalani

Bayfield Strategy, Inc.

Tel: 416-907-9365

E-mail: rlalani@bayfieldstrategy.com

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